EXHIBIT 3.2

                                  AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CONMED CORPORATION

                Under Section 805 of the Business Corporation Law

                  The undersigned, being the President and the Secretary of CONMED Corporation, a New York corporation, hereby certify that:

                  FIRST. The name of the corporation is CONMED Corporation, and the name under which it was formed was Concor Enterprises, Inc.

                  SECOND. The certificate of incorporation of the corporation was filed with the Department of State on February 10, 1970.

                  THIRD. The certificate of incorporation is amended to increase the number of common shares of the par value of $.01 per share which the corporation has authority to issue from 40,000,000 shares of common stock of the par value of $.01 per share to 100,000,000 shares of common stock of the par value of $.01 per share. To effect such change, the first paragraph of Article FOURTH of the certificate of incorporation is hereby amended to read as follows:

                  "FOURTH. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 100,500,000, of which 100,000,000 shares of the par value of $.01 per share shall be designated as Common Stock ("Common Stock"), and 500,000 shares of the par value of $.01 per share shall be designated as Preferred Stock ("Preferred Stock")."

                  FOURTH: The foregoing amendment of the certificate of incorporation was authorized by the Board of Directors of the corporation at a meeting duly called and held on March 3, 1999, followed by the favorable vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called and held on May 18, 1999.

                  IN  WITNESS   WHEREOF,   the  undersigned   have  signed  this
certificate of amendment of the certificate of incorporation on May 19, 1999 and affirm the statements contained herein as true under the penalties of perjury.


                                                 By    /s/ Eugene R. Corasanti
                                                       -----------------------
                                                       Eugene R. Corasanti
                                                       President

                                                 By    /s/ Thomas M. Acey
                                                       ------------------
                                                       Thomas M. Acey
                                                       Secretary